EXHIBIT 99.1


                      [CFS BANCORP, INC. LETTERHEAD]


November 8, 2002
FOR IMMEDIATE RELEASE

CONTACT: James W. Prisby, Vice Chairman, President & Chief Operating Officer 2l9-836-5500

       HORTON INSURANCE AGREES TO PURCHASE CFS INSURANCE AGENCY

MUNSTER, IN - November 8, 2002 - CFS Insurance Agency, Inc., a wholly owned subsidiary of Citizens Financial Services, FSB (Citizens), has signed a definitive agreement to sell its assets to Horton Insurance Agency, Inc. of Orland Park, Illinois effective December 1, 2002. Horton Insurance will continue to operate the agency at CFS Insurance's existing location at 1730-45th Street in Munster.

Glenn Horton, President of the Horton Agency stated, "We are excited about the opportunity in Northwest Indiana and have agreed to a five year lease with Citizens to show our commitment to this region. CFS Insurance has developed an excellent service reputation, and we look forward to serving their customers with the same resolve."

James W. Prisby, President of CFS Insurance and Citizens, said, "Since opening our agency in 1972, we have always strived to provide first-rate products and services. We are confident that our clients will now have even better opportunities because of Horton's high degree of professionalism and solid reputation with their companies."

Prisby also noted, "In recent years Horton Insurance Agency has successfully acquired other quality insurance agencies in the Chicago metropolitan area, and it has exciting plans to expand its operations to include the Northwest Indiana community."

Horton concurred, "In analyzing the customer base of CFS Insurance Agency, we recognized the opportunity to acquire an excellent book of business, and we plan on expanding that book by bringing in more agents and offering additional product options through the many companies we represent."

Katherin S. Carollo, currently the Vice President and Manager of CFS Insurance who will become the new President of Horton Insurance Agency's Munster, Indiana operations, added, "Horton Insurance Agency is a first class organization. We've been very impressed with their people and the value-added services they provide. This transaction will be beneficial to both the customers and the employees of CFS Insurance Agency."

Prisby also stated, "Strategically our Board feels strongly that this sale will allow us to focus more directly on our core business of retail and, more recently, commercial banking. In September of this year we outsourced our investment services division to the Independent Financial Marketing Group, and the sale of our insurance agency represents one more step in implementing our long-term business plan."

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CFS Bancorp, Inc. - Page 2 of 2


Subject to the final valuation to be calculated as of the date of closing, Citizens anticipates recording a pre-tax gain of approximately $1 million on the sale.

With annual revenues exceeding $35 million, the Horton Insurance Agency ranks among the top five insurance brokers in the Chicago metropolitan area. The Horton Group, parent of Horton Insurance Agency, is also one of the top fifty insurance brokers in the United States.

CFS Bancorp, Inc. is the parent of Citizens Financial Services, FSB which provides banking services and operates 24 offices throughout adjoining markets in Chicago's Southland and Northwest Indiana. The Company's stock trades on the Nasdaq National Stock Market under the symbol "CITZ."

This press release contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. These forward-looking statements include but are not limited to statements regarding the net earnings effects of various tax strategies, continued improvement of fee income initiatives, increased emphasis on business banking and commercial lending, the process improvement program, outsourcing of the investment services function, and the sale of the insurance agency. In addition, the words "anticipate," "believe," "estimate," "expect," "indicate," "intent," "should," and similar expressions, or the negative thereof, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are not subject to the Company's control. One or more of these risks may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Consequently, stockholders and potential stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not intend to update these forward-looking statements.




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